SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 05, 2003

STEMCELLS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19871	95-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3155 Porter Drive
Palo Alto, California 94304
(Address of principal executive offices, including zip code)

(650) 475-3100
(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant
Signature

Item 4. Changes in Registrant’s Certifying Accountant

New Independent Public Accountants

     On December 08, 2003, the Company engaged Grant Thornton LLP as its independent public accountants. The Company’s audit committee and board of directors independently approved resolutions on November 17, 2003 and November 20, 2003, respectively, approving the selection of Grant Thornton LLP.

     During the Company’s two most recent fiscal years ended December 31, 2002 and the subsequent interim periods through the engagement of Grant Thornton LLP, the Company has not consulted with Grant Thornton LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in the Item 304(a)(1)(v) of Regulation S-K.

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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StemCells, Inc.

By:	/s/ Martin McGlynn

Martin McGlynn
President and Chief Executive Officer

Date: December 08, 2003

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